UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

WYTEC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-215496	46-0720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐      Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	None	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Arrangements. On April 24, 2020, the Board of Directors of Wytec International, Inc., a Nevada corporation (the “Company”), authorized the payment of a bonus to William H. Gray, its Chief Executive Officer, in the amount of $35,000 in cash in consideration for his leadership and contributions to the Company and the payment of a bonus to Donna Ward, its Chief Financial Officer, in the amount of $2,500 in cash in consideration for her contributions to the Company.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)       Exhibits

10.1       Compensation Agreement, dated April 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.
(Registrant)

Date: April 24, 2020

/s/ William H. Gray
William H. Gray, Chief Executive Officer

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